Exhibit 99.1

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (the “Lease”) is made as of this 5th day of January, 2009, between and among I-65 CORRIDOR 1, LLC, an Indiana limited liability company with a place of business located at 9525 West Bryn Mawr Avenue, Suite 950, Rosemont, Illinois 60018 (the “Lessor”) and ACCURIDE CORPORATION, a Delaware corporation, with a principal place of business at 7140 Office Circle, Evansville, Indiana 47715 (the “Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor is the owner of certain real property, located at 5100 S. Indianapolis Road, Whitestown, Indiana,  more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Real Property”); and

WHEREAS, the Real Property is improved with, inter alia, a warehouse/distribution building containing approximately 624,000 square feet of space (the “Building”); and

WHEREAS, Lessor desires to lease to Lessee (i) approximately 364,000 square feet of the Building as shown by cross hatching on Exhibit “B” attached hereto and made a part hereof (the “Leased Premises”), and (ii) a portion of the property adjacent to the Leased Premises as shown by cross hatching on Exhibit “B” attached hereto and made a part hereof, a portion of which is marked for the Lessee’s non-exclusive use for the parking of vehicles (“Common Parking Area”), and a portion of which is marked for the Lessee’s exclusive use for the parking of trailers (“Trailer Parking Area”), all as hereinafter set forth (collectively, the “Parking Area”), all upon and subject to the terms and provisions hereinafter contained; and

WHEREAS, the Lessee desires to lease the Leased Premises and the Parking Area from Lessor, all upon the terms and provisions hereinafter contained.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) to each in hand paid, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants, promises and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, Lessor and Lessee, intending to be legally bound, hereby agree as follows:

1.                                       LEASE OF LEASED PREMISES AND PARKING AREA; USE.  Lessor does hereby demise and let unto the Lessee the Leased Premises and the Parking Area, and the Lessee does hereby hire and rent from the Lessor the Leased Premises and the Parking Area, upon the terms and conditions set forth in this Lease.  The use of the Leased Premises by Lessee shall be limited to general office, light manufacturing, light assembly, warehousing, distribution and other ancillary uses related to the receiving, storage, shipping, and handling of products, materials and merchandise made or distributed by Lessee, provided, such uses shall be subject to the covenants, terms and conditions hereinafter contained. Lessee and its agents, employees, licensees and invitees shall have (i) the exclusive right to use the Trailer Parking Area and

(ii) the non-exclusive right to use Common Parking Area.  Subject to the covenants, terms and conditions herein contained, all uses permitted of Lessee and its agents, employees, licensees and invitees shall be permitted twenty-four (24) hours a day, seven (7) days a week, without exception for holidays and weekends.

Lessee acknowledges and agrees that the Leased Premises constitutes only a portion of the Building and, therefore, the Lessor and/or other tenant(s) will occupy other portions of the Building and utilize the other portions of the Real Property (other than the Trailer Parking Area, which shall be for the exclusive use of Lessee).  Accordingly, Lessee covenants and agrees that its use of the Leased Premises and the Parking Area shall not in any way unreasonably disturb or interfere with the use and enjoyment by the Lessor or such other tenant(s) of the remaining portions of the Building and Real Property.

2.                                       TERM; EARLY OCCUPANCY.

2.1.                              The initial term of this Lease (the “Term”) shall be for a period of ten (10) years and four (4) months commencing on the date (the “Lease Commencement Date”) which is the later of February 1, 2009 or the date on which Lessor notifies Lessee in writing that Lessor’s Work (as herein defined) is Substantially Complete (as herein defined) and expiring at 12:00 midnight on the last day of the calendar month which is ten (10) years and four (4) months after the Lease Commencement Date (the “Termination Date”), unless extended pursuant to the option hereafter set forth in Section 2.3.  Upon the Termination Date, this Lease shall terminate and Lessee shall surrender the Leased Premises and its non-exclusive use of the Parking Area and exclusive use of the Trailer Parking Area to the Lessor in accordance with the terms and conditions of this Lease.  Possession of the Leased Premises and use of the Parking Area shall be delivered to the Lessee on the Lease Commencement Date in an “as is” condition except for “Lessor’s Work” as hereafter provided and subject to any express representations and warranties expressly stated in this Lease.

2.2.                              Lessee shall have the right to occupy the Leased Premises and the Trailer Parking Area, and to use the Common Areas, upon execution of this Lease for the purpose of installing Lessee’s furniture, fixtures, and business (including stocking inventory for Lessee’s business in the Leased Premises) (collectively, “Lessee’s Work”).  Lessee’s early occupancy shall be subject to the following:  (i) all of the terms and conditions of this Lease except that Lessee shall not be required to pay any Minimum Rent or any other additional rent during such early occupancy period; (ii) Lessee shall not interfere with the performance of Lessor’s Work; and (iii) Lessee obtains all governmental permits and approvals required for such occupancy or the performance of any of Lessee’s Work.

2.3.                              Lessee has the right to extend this Lease beyond the Termination Date provided in Section 2.1 upon the terms and conditions set forth in this Section 2.3.  Provided Tenant is not then in default under this Lease beyond any applicable notice and cure period and Lessee is in occupancy of the Leased Premises, Lessee may extend the term of this Lease (the “Renewal Term”) for one (1) additional period of five (5) years (the “Option”) with the Renewal Term to begin on the day following the expiration date of the Lease Term specified in Section 2.1.  However, if on the date of expiration of the original Term, Lessee is in default beyond any applicable notice and cure period provided in this Lease in the performance of any of the terms or provisions of this Lease or Lessee is not in occupancy of the Leased Premises, Lessee’s exercise of the Option shall be null and void. All the terms, covenants, and provisions of the original Lease Term shall apply to the Renewal Term except that the Minimum Rent shall be adjusted to reflect the Current Market Rent as hereafter set forth in Section 2.3.2.  As used herein, “Current Market Rent” means the then fair market rental rate for comparable non-encumbered (i.e., not subleased or subject to expansion rights) space in comparable buildings in the vicinity of the Building, taking into account the size of the lease, the length of the renewal term, market escalations and the credit of Lessee, as determined pursuant to the terms of Section 2.3 hereof.

2.3.1.                     Lessee must notify Lessor of its intent to exercise the Option not later than nine (9) months prior to expiration of the then current Lease Term (the “Option Notice”).  Lessee’s failure to deliver the Option Notice prior to such deadline shall be deemed to be a waiver by Lessee of its right to renew the Term of the Lease, time being of the essence.  If this Lease is extended pursuant to the terms of Section 2.3 hereof, the Minimum Rent shall be set at the then Current Market Rent as determined pursuant to the terms of Section 2.3.2 below.  Lessee shall be required to exercise the Option with respect to all (and not less than all) of the Leased Premises then under this Lease, unless otherwise mutually agreed.

2.3.2.                     Within fifteen (15) days after Lessor’s receipt of the Option Notice, Lessor shall deliver to Lessee written notice of Lessor’s determination of the Current Market Rent.  Lessee shall have fifteen (15) days to either (i) accept Lessor’s determination of the Current Market Rent, in which case, Lessor and Lessee shall enter into an amendment reflecting the extension of the Term and the Current Market Rent, or (ii) reject Lessor’s determination of the Current Market Rent.  If Lessee rejects Lessor’s determination of the Current Market Rent for an extension of the Term as provided above, Lessee will deliver Lessee’s proposed Current Market Rent together with its aforementioned rejection of Lessor’s determination of the Current Market Rent.  The parties will then attempt in good faith to agree upon the Current Market Rent.  If they fail to agree within 15 days after Lessee’s delivery of its determination of the Current Market Rent, then Lessor and Lessee will each appoint an appraiser meeting the criteria below within five days after the expiration of such 15 day period.  Each appraiser must have at least five years of full-time commercial appraisal experience with projects comparable to the Property and be a member of the American Institute of Real Estate Appraisers or a similar professional appraisal association.  No appraiser may have any material financial or business interest in common with either of the parties.  The two appraisers thus appointed will, within seven days of their mutual appointment, together appoint a third appraiser meeting the foregoing criteria.  Within 10 days after the last appraiser is so appointed, Lessor and Lessee may submit to the appraisers their respective determinations of Current Market Rent and any supporting information or analysis.  Within 30 days after the last appraiser is appointed, each of the appraisers will review any such submittals, and any other information the appraiser deems necessary, and each will submit their respective determination of Current Market Rent to both Lessor and Lessee in a sealed envelope.  The Current Market Rent for the extended Term will then be established as follows:

(1)                                  If the determinations of at least two of the appraisers are identical, the identical determination is the Current Market Rent for the extended Term.

(2)                                  If neither the highest nor the lowest determination of the appraisers differs from the middle determination by more than 5% of such middle determination, then the average of the three determinations is the Current Market Rent for the extended Term.

(3)                                  If neither subsection (a) or (b) applies, then the Current Market Rent for the extended Term is the average of the middle determination and the determination closest in amount to such middle determination.

Notwithstanding the foregoing, however, in no event will the Current Market Rent for an extension of the Term be less than the Minimum Rent payable by Lessee for the twelve month period immediately prior to commencement of the applicable extension period.  If the Current Market Rent is determined pursuant to this section to be less than the Minimum Rent payable by Lessee for the twelve month period immediately prior to commencement of the applicable extension period, then the Minimum Rent for each twelve month period of the applicable extension period shall be the Minimum Rent for the twelve month period immediately prior to the commencement of such extension period.  Lessor and Lessee will each pay all costs, fees and expenses of the respective appraiser they appointed.  Lessor and Lessee will also each pay, directly to the third appraiser, one-half of all costs, fees and expenses of the third appraiser.

2.4.                              Minimum Rent and Additional Rent shall be payable in advance, on the Lease Commencement Date and on the first (1st) day of each month thereafter (and if any month of the Term is less than a full calendar month, then the Minimum Rent shall be pro-rated for the actual number of days in such month).  Minimum Rent shall be payable without prior notice or demand, without offset or deduction and without relief from valuation or appraisement laws at the address of the Lessor.  In the event that any Minimum Rent or Additional Rent (the Minimum Rent and the Additional Rent are hereinafter collectively referred to as the “Rent”) is not received by Lessor within five (5) days of the date set forth for payment, Lessee shall pay to Lessor (i) a late fee equal to two percent (2%) of the delinquent installment of Rent (the “Late Fee”) and (ii) interest on such delinquent installment at a rate equal to the lesser of the National Prime Rate of Interest as published in the Wall Street Journal plus four percent (4%) or the highest rate allowed by law (the “Interest Rate”) from the date that such installment was due through the date that such installment is actually received by Lessor.

2.5.                              Upon execution hereof, Lessee shall deposit with Lessor a sum equal to the Monthly Minimum Rent becoming due and payable hereunder for the first full month in which Monthly Minimum Rent accrues hereunder, to be held by Lessor as security for the full and timely performance by Lessee of all of the terms, conditions and covenants contained in this Lease on the part of Lessee to be performed, including, but not limited to, the payment of all Rent.  In the event of an Event of Default that is nor cured within the applicable notice and cure periods, Lessor may apply all or any part of such security deposit to any Rent due or any actual damages, costs or expenses, including reasonable attorneys’ fees, incurred by Lessor due to such default, and for the cost of curing all or any part of such default, and Lessee agrees, promptly upon demand, to deposit such additional sum with the Lessor as may be required to maintain the full amount of the security deposit.  Lessor shall not be required to maintain such deposit in a separate account but shall be entitled to commingle such deposit with other funds.  All sums held by Lessor pursuant to this paragraph shall be without interest and, within a reasonable time following the end of the Lease Term, not to exceed thirty (30) days (except in the event of dispute), provided that there is then no uncured default, Lessor shall return the security deposit to Lessee.

In addition to such security deposit, upon execution of this Lease, Lessee shall deposit with Lessor an irrevocable unconditional letter of credit from an institution reasonably acceptable to Lessor for a term of not less than one year in the amount of Six Hundred Thousand Dollars ($600,000.00).  The letter of credit shall be replaced each year of the Term of this Lease with a like letter of credit in an amount equal to the amount of the letter of credit for the prior year less One Hundred Twenty Thousand Dollars ($120,000.00); provided however, if an Event of Default by Lessee occurs and is not cured within the applicable notice and cure period, the amount of the letter of credit shall not be subject to the foregoing reduction, and each replacement letter of credit shall be in the same amount as the letter of credit that is being replaced.  Each such replacement letter of credit shall be delivered to Lessor not earlier than sixty (60) days nor later than thirty (30) days prior to the expiration date of the existing letter of credit, and Lessor shall return the letter of credit that is being replaced simultaneously with its receipt of the replacement letter of credit.  If such replacement letter is not received timely, Lessor shall give written notice of such failure to Lessee.  If such replacement letter of credit is not received by Lessor within ten (10) days from the date of such notice, Lessor may draw the letter of credit and such funds shall be an additional security deposit, to be held and disbursed by Lessor in accordance with the first paragraph of this Section 2.5.  In the event an Event of Default occurs and continues beyond all applicable notice and cure periods, Lessor may draw the letter of credit, apply such funds as may be necessary to cure such default and hold and disburse any remaining amount as an additional security deposit in accordance with the first paragraph of this Section 2.5.  Not more frequently than annually, upon written request by Lessee, accompanied by audited financial statements of Tenant and such other documentation reasonably required by Lessor, Lessor shall review the creditworthiness of Tenant to determine the continuing need for the letter of credit; provided however, Lessor’s determination shall be in Lessor’s sole and absolute discretion.  Notwithstanding anything to the contrary herein, Lessee’s obligation to post a letter of credit with Lessor, and Lessor’s right to draw on any such letter of credit, shall immediately cease and Lessor shall return the same to Lessee not later than five (5) business days after (a) the fifth (5th) anniversary of the Lease Commencement Date if Lessor does not draw the letter of credit prior to such fifth (5th) anniversary.  Any draw under the letter of credit shall not, in and of itself, be an Event of Default hereunder.

3.                                       MINIMUM RENT; ADDITIONAL RENT.  From and after the Lease Commencement Date, and continuing thereafter during each year during the Lease Term, Lessee shall pay to Lessor minimum rent (“Minimum Rent”) in accordance with the following schedule, subject to adjustment as set forth in Section 17 of this Lease:

Period	Minimum Rent/Square Foot/Year	Annual Minimum Rent	Monthly Minimum Rent
Months 1 through 12	$2.75/year	$1,001,000.04	$83,416.67
Months 13 through 16	$0.00/year	$0.00	$0.00
Months 17 through 64	$2.75/year	$1,001,000.04	$83,416.67
Months 65 through 124	$3.15/year	$1,146,600.00	$95,550.00

Minimum Rent shall be divided into equal monthly installments, and such monthly installments shall be due and payable in advance on the first day of each month.  If the Lease Commencement Date is a day other than the first (1st) day of a month, then Minimum Rent from the Lease Commencement Date until the first (1st) day of the following month shall be prorated on a per diem basis and Lessee shall pay such prorated installment of Minimum Rent in advance on the Lease Commencement Date.

4.                                      PROPERTY TAXES.

4.1.                              Lessor confirms that the Leased Premises and Real Property are currently located in a property tax abatement area and accordingly, real property taxes are being abated with respect to the Premises or Real Property through 2017 (the “Abatement Expiration Date”).  Lessee shall pay such reduced real property taxes or assessments with respect to the Leased Premises or Real Property under this Lease which taxes will increase incrementally over time until the Abatement Expiration Date when taxes will be due and payable at the full assessed value unless the Real Property has earlier become ineligible for such treatment due to the action or inaction of the Lessee, its agents, officers or employees or is otherwise eliminated or adjusted by action of any local, county or state authority with jurisdiction are such property tax abatement.  Lessee agrees to reasonably cooperate with Lessor, without cost or liability to Lessee, in maintaining tax abatement for the Leased Premises and the Real Property.

4.2.                              Throughout the Term of this Lease, Lessee shall pay to Lessor its Proportionate Share (hereinafter defined) of any and all real property taxes and assessments attributable to the Building and the Real Property becoming due and payable during or in respect of the Term hereof.  The Lessee’s “Proportionate Share” shall be that percentage derived by dividing the rentable area of the Leased Premises by the total rentable area of the Building.  The Lessee’s Proportionate Share, as of the date of this Lease, is fifty-eight and 33/100 percent (58.33%). Notwithstanding the foregoing, to the extent the Leased Premises are separately assessed or the assessed valuation can be determined from the records of the assessor’s office, or the assessment is increased solely due to Lessee’s improvements, then Lessee shall pay the taxes due to such increase in addition to the Proportionate Share or shall pay the taxes calculated in accordance with one hundred percent (100%) of the separate assessment.

4.3.                              Lessee’s Proportionate Share of such property taxes and assessments shall be payable by Lessee, as Additional Rent to Lessor in twelve (12) equal monthly installments pursuant to the Property Tax Budget (hereinafter defined) as hereinafter set forth.  If, at any time during the Term (1) a surcharge, fee, excise or tax is levied or imposed upon utilities consumed at or waste discharged from the Leased Premises, or upon parking spaces which are a part of the Parking Area, or for any governmental service furnished to the Building or persons visiting or occupying the same (unless the same are occasioned or required solely by the tenants in any portion of the Building that is not part of the Leased Premises and is separately payable by such other tenants); or (2) the method of taxation of real property is changed from the method in existence on the date of this Lease, so that real estate taxes are replaced by one or more other types of alternative tax (collectively hereinafter referred to as “replacement taxes”); then, the Lessee shall pay either to the governmental body involved or to the Lessor, as Additional Rent, its Proportionate Share of the amount of such (1) surcharge, fee, excise or tax on utilities, waste, parking spaces or governmental services; and (2) such replacement taxes.  Nothing herein contained is intended to require the Lessee to pay any tax levied, assessed or imposed (a) solely as a result of any improvements to or uses of any other leased premises in the Building (other than the Leased Premises) which tax is separately payable by the tenant of such other leased premises, or (b) upon Lessor based upon Lessor’s net income, excise profits or net taxable revenues or receipts (other than a sales tax on Rent).

4.4.                              Prior to the Lease Commencement Date and prior to each calendar year during the Term, Lessor shall provide Lessee with a budget of the annual property taxes based upon the current anticipated or prior year’s tax bill (the “Property Tax Budget”) setting forth Lessor’s projection of the property taxes which Lessor anticipates for the current year of the Term.  Lessor’s preparation of the Property Tax Budget shall be Lessor’s good faith estimate thereof only and Lessor shall have no liability for any errors or omissions therein and Lessee shall be responsible for the full payment of any and all actual property taxes irrespective of the amounts therefor set forth in the Property Tax Budget.  Lessee shall pay to Lessor on the first (1st) day of each calendar month during the Term of this Lease one-twelfth (1/12th) of the amount set forth in the Property Tax Budget.  As soon as reasonably practicable after the Lessor’s receipt of the actual property tax bill but no later than thirty (30) days after receipt of the actual property tax bill, Lessor shall provide Lessee with an invoice indicating the difference between the amounts actually due for all of the property taxes and the amounts paid thereon by Lessee pursuant to the Property Tax Budget (the “Property Tax Reconciliation”).  Lessee shall, within thirty (30) days after Lessee’s receipt of the Property Tax Reconciliation, pay to Lessor any amount set forth therein which represents an underpayment of the amount actually due or, if the amount paid by Lessee toward all of the property taxes pursuant to the Property Tax Budget exceeds the actual amounts therefor, then Lessor shall credit such excess amount against Lessee’s next monthly payment(s) of Additional Rent, first applying any such excess to the Property Tax Budget (and, so long as an Event of Default does not exist beyond the applicable notice and cure periods, shall refund such amount to Lessee if such credit is determined after the expiration of the Term or shall refund so much of such credit that exceeds the Additional Rent payable hereunder within 30 days after the date the credit is received by Lessor).  If Lessor shall receive any refund or reimbursement of property taxes with respect to any lease year for which Lessee paid a Proportionate Share of such taxes, out of any balance remaining after deducting Lessor’s expenses reasonably incurred in obtaining such refund, Lessor shall reimburse to Lessee, an amount equal to Lessee’s Proportionate Share of such refund or reimbursement or sum in lieu thereof, provided however, if an Event of Default exists that is not cured within all applicable notice and cure periods, then Lessor shall hold such funds as additional security pursuant to the first paragraph of Section 2.5, and shall use and return the same in accordance therewith.

4.5.                              Lessor agrees to promptly provide Lessee with a copy of any notice of assessment or reassessment of the Building or the Real Property if the Leased Premises is included within the assessment or reassessment. In the event that the Lessor shall elect not to pursue an appeal of the assessment or reassessment, the Lessee shall have the right to appeal the assessment or reassessment affecting the Leased Premises provided (i) there exists a reasonable basis for the appeal, (ii) that the appeal is undertaken at the sole cost and expense of the Lessee; and (iii) the Lessee indemnifies and agrees to hold harmless the Lessor against any loss or damage incurred by reason of an increase of the assessment as a result of such appeal. Lessor agrees to cooperate with the Lessee in the prosecution of the appeal at no cost to Lessor. Real estate taxes payable by Lessee shall not include and Lessee shall not be liable for fines, penalties or other charges resulting from Lessor’s failure to timely pay the real estate taxes.

5.                                      UTILITIES.

5.1.                              Lessee shall pay all bills when due which may be incurred for all utilities separately metered to the Leased Premises and any and all other bills for utilities to the extent relating exclusively to the Leased Premises which may accrue during the Term and any and all other fees, costs, expenses or charges for utilities attributable solely to the Leased Premises consumed by the Lessee or otherwise applicable to the Leased Premises.  Lessor represents that the Leased Premises is connected (or shall be connected as of the Lease Commencement Date) to public or private (as applicable) providers of the following services and utilities: water, sewer, electricity and natural gas, and that such electricity and natural gas services and utilities are (or will be as of the Lease Commencement Date) separately metered at the Leased Premises recording only the use of the same at the Leased Premises.  Lessee shall also pay to Lessor to the extent not separately metered, its Proportionate Share of all utilities consumed at the Building and Real Property which are not separately metered or otherwise used exclusively by other tenants or occupants of the Building (“Common Utility Costs”).  The Lessee’s Proportionate Share of such Common Utility Costs shall be payable by Lessee as Additional Rent to Lessor in twelve (12) monthly installments pursuant to the Utility Budget (as hereafter defined and set forth).  Before the Lease Commencement Date and each calendar year during the Term thereafter, Lessor shall provide the Lessee with a Budget of the annual Common Utility Costs based upon current anticipated or prior year’s expenses (“Utility Budget”) setting forth the Lessor’s projection of costs for the current year of the Term.  Lessor’s projection of the Utility Budget shall be Lessor’s good faith estimate only and Lessor shall have no liability for any errors or omissions therein and Lessee shall be responsible for the full payment of the actual costs irrespective of the Utility Budget amount.  Lessee shall pay to Lessor on the first day of each calendar month during the Term and any renewal or extension one-twelfth (1/12) of the amount set forth in the Utility Budget.  After the first six (6) months of occupancy in the Leased Premises after the Lease Commencement Date and prior to the issuance of the Utility Budget for 2010, Lessee may request that Lessor evaluate the actual Common Utility Costs incurred and, if appropriate, Lessor shall adjust the Utility Budget for 2009 based on such actual Common Utility Costs and the reasonably estimated Common Utility Costs for the remainder of 2009.

5.2.                              As soon as reasonably practicable after each calendar year during the Term, Lessor shall provide Lessee with an invoice indicating the difference between the actual amount of Common Utility Costs incurred by Lessor and the amounts paid thereon by Lessee pursuant to the Utility Budget (the “Utility Reconciliation”).  Within thirty (30) days after the Lessee’s receipt of the Utility Reconciliation, Lessee shall pay to Lessor any amount set forth therein which represents an underpayment of the amount actually due or, if the amount paid by Lessee toward utilities exceeds the actual amounts therefor, then Lessor shall credit such excess amount against Lessee’s next monthly payment(s) of the Additional Rent, first applying any such excess to utility costs (and, so long as an Event of Default does not exist beyond the applicable notice and cure periods, shall refund such amount to Lessee if such credit is determined after the expiration of the Term or shall refund so much of such credit that exceeds the Additional Rent payable hereunder within 30 days after the date the credit is received by Lessor).  If Lessor shall receive any refund or reimbursement of utility costs with respect to any lease year for which Lessee paid a Proportionate Share of such utility costs, then out of any balance remaining after deducting Lessor’s expenses incurred in obtaining such refund, Lessor shall reimburse to Lessee, an amount equal to Lessee’s proportionate share of such refund or reimbursement or sum in lieu thereof provided there does not then exist a default of Lessee under this Lease.

5.3.                              Should Lessee fail to pay timely any utility bills relating to utilities which are separately metered to the Leased Premises as aforesaid, Lessor shall have the right to pay the same if the same remain unpaid after written notice thereof from Lessor to Lessee, and the amount so paid shall be chargeable to Lessee as Additional Rent, to be paid at the time of the next installment of Minimum Rent falling due hereunder, with interest at the Interest Rate from the date of such payment by Lessor.  All of the utilities to the Leased Premises shall be separately metered or submetered and billed to Lessee. If any mechanics’ liens are placed upon the Leased Premises or the Real Property as a result of Lessee’s act or omission, Lessee shall, upon being notified of same, promptly remove them either by payment or by bonding at Lessee’s option.

6.                                       QUIET ENJOYMENT.  If the Lessee fully and timely performs its obligations under this Lease, Lessee shall have peaceful possession, use and quiet enjoyment of the Leased Premises during the Term from all persons and entities claiming by or through Lessor.  Notwithstanding the foregoing, Lessor shall not be liable when any interruption or failure of utility services is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Lessor.

7.                                       ADDITIONAL RENT.  It is the agreement and intention of Lessor and Lessee that the Minimum Rent to Lessor be “net, net, net” of any and all taxes, utility costs, insurance costs and premiums, maintenance fees, costs and expenses, management fees, costs and expenses, and any and all other fees, costs and expenses attributable to the Leased Premises, except as otherwise expressly provided for in this Lease.

8.                                       LESSEE’S INSURANCE.  Lessee, at its sole cost and expense, shall secure and maintain throughout the Term (a) commercial general liability insurance, insuring both Lessor and Lessee against death and personal injuries to one or more persons and damage to property occurring on the Leased Premises or Trailer Parking Area or in connection with Lessee’s use and occupancy of the Leased Premises, Parking Area and Real Property, in an amount equal to not less than $5,000,000 combined single limit per occurrence (which may include umbrella coverage) (b) fire, casualty and extended coverage insurance (also known as “All-Risk” property insurance), covering all leasehold improvements, fixtures, furnishings, equipment and personal property of Lessee on or about the Leased Premises, insuring both Lessor and Lessee, for the full insurable value thereof on a replacement cost basis, (c) worker’s compensation insurance to the extent required by Applicable Laws, (d) commercial automobile liability insurance covering all owned, non-owned and hired vehicles for injury and damage resulting therefrom, in an amount equal to not less than $1,000,000.00 combined single limit per occurrence, and (e) except with respect to Lessor’s Work, so called “Builder’s Risk” insurance during the performance of any construction by or for Lessee on or about the Leased Premises.  Lessee’s insurance shall be written by an insurance company licensed to write insurance in Indiana and having an AM Best’s rating of A-/VII or better.  Prior to the Lease Commencement Date, Lessee shall furnish to Lessor a certificate of insurance evidencing such coverage with the Lessor named as an additional insured, which certificate shall contain a provision to the effect that such coverage may not be canceled, materially changed or not renewed without at least thirty (30) days’ prior written notice to Lessor.  Subject to Lessor’s obligation to construct Lessor’s Work in compliance with all Applicable Laws, Lessee further agrees to install in the Leased Premises, at Lessee’s sole cost and expense such fire extinguishing equipment, or any other devices, as is required by Applicable Laws or by Lessor’s insurance carrier, or the recommendation of the Fire Rating Bureau of Fire Underwriters or similar body, either prior to the occupancy of the Leased Premises or thereafter during the Lease Term, due to the particular use of the Leased Premises by Lessee (and not required by any such authority generally to the entire Building).  If any requirement of Lessor’s insurance carrier or recommendation of the Fire Rating Bureau of Fire Underwriters or similar body can be accommodated by payment of an additional premium without affecting insurance coverage, then Lessee may satisfy such requirement or recommendation by payment of such additional premium.

9.                                       LESSOR’S INSURANCE.  The Lessor shall secure and maintain throughout the Term (a) fire, casualty and extended coverage insurance (also known as “All-Risk” property insurance), covering the Building in which the Leased Premises are located, for the full insurable value thereof on a replacement cost basis, (b) commercial general liability insurance applicable to the Building and common areas of the Building, (c) worker’s compensation insurance, (d) loss of rental insurance and any other insurance policies which are commercially reasonable and obtained by Lessor, all with policy amounts consistent with the insurance policies carried by comparable landlords in comparable class buildings in the same geographic area as the Building (collectively, “Lessor’s Insurance”).  All premiums for Lessor’s Insurance shall be included as part of Common Maintenance Costs.

10.                                 WAIVER OF SUBROGATION.  Each party hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss or damage to any of its property located within or upon or constituting a part of the Leased Premises, which loss or damage is or is to be covered, by the terms of this Lease, by valid and collectible fire and extended coverage insurance policies, and if and to the extent reimbursement is made, even if such loss or damage shall be brought about by default or negligence of the other party or by its employees, agents, servants or any persons claiming under them.

11.                                 DAMAGE OR DESTRUCTION OF THE LEASED PREMISES.  Except as otherwise hereinafter set forth, in the event the Leased Premises or the Parking Area are damaged or partially destroyed, in whole or in part, by fire or other casualty, Lessor shall promptly restore the same (but not any leasehold improvements other than Lessor’s Work, fixtures, furnishings, equipment or personal property of Tenant) in substantially the same condition as existed prior to the occurrence of such fire or other casualty; provided however, in the event the Leased Premises shall be damaged or destroyed by fire or other casualty to such extent that the repair and replacement thereof is reasonably estimated to exceed one hundred eighty (180) days subsequent to the date of obtaining all necessary municipal or governmental permits, either party shall have the right to terminate this Lease upon notice to the other party delivered within ten (10) days after Lessor notifies Lessee of Lessor’s determination of the length of time required for repair and replacement.  Lessor shall, within sixty (60) days after the date of such fire or other casualty, deliver to Lessee written notice of Lessor’s estimate of how long it will take to complete such repair and replacement as reasonably determined by Lessor’s engineers.  In addition, if Lessor determines that it can complete the repair and replacement of the Leased Premises (or other portions of the Building or Parking Area) within 180 days after the date of obtaining all necessary municipal or governmental permits but fails to do so, Lessee shall have the right to terminate this Lease by giving Lessor ten (10) days prior written notice; provided, however, that if Lessor subsequently completes such repair and replacement within the above 10-day period, Lessee’s termination shall be void and this Lease shall continue in accordance with the terms contained herein.  All rent (including all Minimum Rent and Additional Rent payable under this Lease) shall be abated equitably during any period when the Leased Premises or any material part thereof are untenantable due to any such damage or destruction or when access to or the availability of parking for the Leased Premises are materially impaired to the extent rendering the Leased Premises untenantable, in whole or in part, due to any such damage or destruction.

12.                               MAINTENANCE OF COMMON AREAS AND LEASED PREMISES.

Lessee shall pay to Lessor Lessee’s Proportionate Share of all costs incurred by Lessor in maintaining operating, repairing and replacing all common improvements, facilities, areas and systems (collectively, the “Common Areas”), including, without limitation, the HVAC, utility and storm water systems serving the Building, Leased Premises and Real Property, roof, gutters and downspouts, landscaping, sprinkler system, parking and access ways, curbs, sidewalks, parking lot lighting, any Owner’s Association fees, dues, charges or assessments and other Common Area costs (collectively, the “Common Maintenance Costs”).  Notwithstanding anything to the contrary set forth herein, neither “Common Maintenance Costs” nor “Common Utility Costs” shall include: (aa) the cost of new capital improvements or major replacements of existing capital improvements to the Real Property, Building or Leased Premises, except to the extent costs therefor are amortized over the useful life of such improvement; (bb) marketing costs, leasing commissions and tenant expenses Lessor incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; (cc) legal expenses, space planners fees, real estate brokers’ leasing commissions, take-over costs and all other costs incident to Lessor’s consideration, negotiation or enforcement of any lease; (dd) interest or principal payments on any mortgage, deed of trust, or deed to secure debt of Lessor; (ee) any expense for which Lessor is directly reimbursed by another tenant or other person or entity other than as an Common Maintenance Cost or Common Utility Cost; (ff) the cost of any repairs, restoration or other work for which Lessor is directly reimbursed by insurance proceeds or condemnation awards; (gg) any amount paid for products or services to an entity that is an affiliate of Lessor, but only to the extent such amount materially exceeds the fair market value of such services and products; (hh) the costs of any utilities which are separately metered to another tenant’s premises; (ii) any fines, penalties or similar added expense imposed on Lessor as a result of a default by Lessor under any lease of space in the Building and not caused by Lessee; (jj) the portion, if any, of the salaries, benefits and workers compensation insurance of employees not related to the management, operation, repair or maintenance of the Building; (kk) any base rent (other than rent attributable to taxes, insurance, operating expenses, common area expenses or other so called additional rent) payable under any ground lease now or hereafter encumbering all or any portion of the Real Property; (ll) any bad debt loss, rental loss, or reserves for bad debts or rental loss; (mm) costs (other than the cost of routine maintenance and monitoring) of remediation of Hazardous Substances which are in or on the Real Property as of the effective date of this Lease; (nn) any costs which would allow Lessor a “double recovery” of any other costs for which Lessor is directly reimbursed other than as an Common Maintenance Cost or Common Utility Cost, and (oo) any costs or expenses which are not billed to Lessee within two (2) years after such costs or expenses should have been billed hereunder.

12.1.                        Lessee’s Proportionate Share of Common Maintenance Costs shall be payable by Lessee as Additional Rent to Lessor in twelve (12) monthly installments pursuant to the Common Maintenance Budget (as hereafter defined and set forth).  Before the Commencement Date and each calendar year during the Term thereafter, Lessor shall provide Lessee with a budget of the annual Common Maintenance Costs based upon current anticipated or prior year’s expenses (“Common Maintenance Budget”) setting forth Lessor’s projection of costs for the current year of the Term.  Lessor’s projection of the Common Maintenance Budget shall be Lessor’s good faith estimate only and Lessor shall have no liability for any errors or omissions therein and Lessee shall be responsible for the full payment of the actual costs irrespective of the Common Maintenance Budget amount; provided however, increases in the property management fee payable to Lessor’s property management company shall not exceed three percent (3%) per annum.  In the event any management fee actually paid by Lessor is in excess of three percent (3%) of the gross revenues of the Building and the Real Property, notwithstanding anything herein to the contrary, Lessee’s Proportionate Share of such management fee shall be limited to Lessee’s Proportionate Share of a management fee that shall be deemed to be three percent (3%) of the gross revenues of the Building and the Real Property.  Lessee shall pay to Lessor on the first day of each calendar month during the Term and any renewal or extension one-twelfth (1/12) of the amount set forth in the Common Maintenance Budget.

12.2.                        As soon as reasonably practicable after each calendar year, Lessor shall provide Lessee with an invoice indicating the difference between the actual amount of Common Maintenance Costs incurred by Lessor and the amounts paid thereon by Lessee pursuant to the Maintenance Budget (the “Common Maintenance Reconciliation”).  Lessee shall, within thirty (30) days after Lessee’s receipt of the Common Maintenance Reconciliation, pay to Lessor any amount set forth therein which represents an underpayment of the amount actually due or, if the amount paid by Lessee toward utilities exceeds the actual amounts therefor, then Lessor shall credit such excess amount against Lessee’s next monthly payment(s) of Additional Rent, applying such excess first to Common Maintenance Costs (and, so long as an Event of Default does not exist beyond the applicable notice and cure periods, shall refund such amount to Lessee if such credit is determined after the expiration of the Term or shall refund so much of such credit that exceeds the Additional Rent payable hereunder within 30 days after the date the credit is received by Lessor).

12.3.                        Lessor shall maintain the Common Areas in good condition and repair, normal wear and tear excepted, and shall be responsible, at Lessor’s sole cost and expense, except to the extent caused by Lessee, for all maintenance, repair and replacement to (a) concealed water, sewer, gas, electric and other utility lines serving the Leased Premises, and (b) structural elements of the Building, including footings, foundations and exterior walls (but not surfaces thereof) of the Building.  Except as explicitly set forth herein as a Lessor responsibility, Lessee shall maintain the Leased Premises in good condition and repair, normal wear and tear, damage by casualty and condemnation excepted, at Lessee’s sole cost and expense; provided, however, Lessor shall maintain the non-structural elements of the Building, including, without limitation, the roof, floor slab and Parking Areas (the cost of which shall be considered Common Maintenance Costs).  All refuse of any kind shall be removed from the Leased Premises at reasonable intervals by, and at the sole cost of, Lessee.  Any trash receptacle(s), such as trash cans, and/or dumpsters, shall be located by the Lessee only on such area of the Real Property as shall be designated by the Lessor.  Lessee shall be responsible for the cost of any exterior maintenance and repair in excess of that which is customarily required as a result of the operations of Lessee upon the Real Property. Lessee shall be responsible to remove snow and ice from all sidewalks, stairways, entrances and exits to the Building serving the Leased Premises, and Lessor shall be responsible to remove snow and ice from all Parking Areas and all means of ingress and egress to and from the Building to any and all public roads (the cost of which shall be considered Common Maintenance Costs).  Lessee shall make, and shall be responsible for the costs and expenses associated with making, any and all other repairs to the Leased Premises.

13.                                 NO WASTE.  No waste shall be committed by Lessee, and at the end of the Term, the Leased Premises shall be delivered in substantially as good condition as on the Lease Commencement Date, ordinary wear and tear and damage by casualty and condemnation excepted.

14.                                 HAZARDOUS SUBSTANCES.  Lessee shall keep the Leased Premises, the Parking Area and the Real Property free from contamination by or from any hazardous substances or hazardous waste (as such terms are defined and/or used in applicable state or federal law or in the regulations issued thereunder including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act) in quantities or concentrations which exceed the action level applicable thereto under federal, state and local laws and regulations (collectively, “Hazardous Substances”).  Lessee also agrees that it will not store, utilize or engage in operations at or upon the Leased Premises, the Parking Area and the Real Property or affecting the Leased Premises, the Parking Area and the Real Property which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of Hazardous Substances, medical waste or medical waste products other than in conformity with all applicable federal state and local laws and regulations, and Lessee will at all times comply with and conform to all laws, statutes, ordinances, rules, regulations, notices and orders of all governmental and regulating authorities or any board of fire underwriters, or any insurance organization or company with respect to such generation, storage or use of any Hazardous Substances on or which affect the Leased Premises, the Parking Areas and the Real Property.  Lessee shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part or on the part of any of Lessee’s agents any releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Leased Premises or the Real Property of any such Hazardous Substances during the Lease Term.

Lessee shall indemnify, defend and hold harmless, Lessor, its successors and assigns, and any officer, director, shareholder, employee or agent of Lessor from any and all liability, damages, costs, claims, suits, actions, legal or administrative proceedings, interests, losses, expenses, penalties, fines, and reasonable attorney’s fees and reasonable appellate attorneys’ fees

(including any such fees and expenses incurred in enforcing this indemnity) to the extent resulting from or arising out of, or in any way connected with, injury to, or the death of, any person (including any indemnified party) or physical damage to property of any kind wherever located and by whomever owned (including that of any indemnified party) arising out of, or in any way connected with, the presence on, in or under the Leased Premises, the Parking Area and the Real Property of any Hazardous Substances but only to the extent such Hazardous Substances were brought onto the Leased Premises, the Parking Area and/or the Real Property by Lessee, or its employees, contractors, agents, licensees, invitees or guests.  This indemnification is an independent covenant and shall survive the expiration or earlier termination of this Lease.

Notwithstanding the foregoing, Lessee shall not be required hereunder to remove, remediate or indemnify Lessor in respect of Hazardous Substances present on, in or under the Leased Premises, the Parking Area or the Real Property which have (i) occurred prior to the date of delivery to Lessee of early occupancy of the Leased Premises, or (ii) been caused by Lessor or its employees, contractors or agents, or by any third party unrelated to Lessee, except to the extent contamination or costs of removal or remediation are exacerbated by any act or omission of Lessee or its employees, contractors, agents, licensees or invitees.  For purposes hereof, any third party, agent, contractor or other person or entity employed by Lessee or over which Lessee has reasonable control of actions or omissions relating to Hazardous Substances shall be deemed to be “related” to Lessee.

Lessor shall indemnify, defend and hold Lessee harmless from any liability incurred by Lessee as a result of any claim arising from the presence of any Hazardous Substances on, in or under the Leased Premises, the Parking Area and the Real Property which has been proven to have: (i) occurred prior to the date of the delivery to Lessee of early occupancy of the Leased Premises; or (ii) been caused by Lessor or its employees, contractors or agents, unless it is shown that such Hazardous Substances were introduced in or under the Leased Premises, the Parking Area or the Real Property by Lessee, or its employees, contractors, agents, successors, assigns or sublessees, if any.  Lessor represents and warrants that, to Lessor’s knowledge, except as may be revealed in the Phase I environmental audit of the Real Property conducted by Alt & Witzig dated September 12, 2005 (“Phase I Report”), a copy of which has been delivered to the Lessee, as of the delivery of early occupancy to the Lessee of the Leased Premises, there are no Hazardous Substances located in, on or under the Leased Premises, the Parking Area and the Real Property.

15.                                 COMPLIANCE WITH LAWS. On or before the Lease Commencement Date, Lessor shall cause the Leased Premises to be in compliance with, and shall cause the Parking Areas to be in material compliance with, all applicable laws in effect on the Lease Commencement Date, except to the extent of any violation caused by the act or omission of Lessee or its agents, employees, contractors, licensees or invitees. Lessee shall comply with all requirements of duly constituted public authorities, and with the terms of any federal, state or statute, regulation, code or ordinance (collectively, “Applicable Laws”), applicable to Lessee or to Lessee’s use of the Leased Premises and the Parking Area, and Lessee shall indemnify, defend and save Lessor harmless from any and all penalties, fines, costs or other damages, including without limitation, attorneys’ fees, resulting from its failure to do so.  Lessee shall not carry on any unlawful business in or about the Leased Premises, and shall not carry on any business which shall endanger the Leased Premises or any portion thereof from fire or cause a forfeiture of any fire insurance that Lessor has or may have on the Building.

16.                                 HOLD OVER; SURRENDER.  Except as Lessor otherwise may consent in writing, Lessee agrees, without further notice or demand, to promptly surrender possession of the Leased Premises to Lessor at the expiration, or earlier termination, of this Lease.  Any holding over by Lessee beyond the Term shall be under and subject to the same terms and provisions as contained herein, except, however, that the Minimum Rent shall, after the end of the Term, be two (2) times the Minimum Rent as existed in the last month of the Term prior to the expiration or earlier termination of this Lease and, in all such events, the term of any such hold over shall be on a month-to-month basis and shall be terminable upon thirty (30) days notice to either party by the other.

Anything contained herein to the contrary notwithstanding, Lessee shall, at its own cost and expense, immediately upon the expiration or earlier termination of this Lease, surrender the Leased Premises in substantially the same condition as existed as of the Lease Commencement Date, ordinary wear and tear, damage by casualty and condemnation excepted and, in the event that Lessee does not do so, Lessor may do so and, in such event, Lessee shall be responsible for all reasonable costs and expenses associated therewith.  The foregoing notwithstanding, Lessee shall not be obligated to remove any of Lessor’s improvements or those portions of Lessee’s improvements which were constructed in the Leased Premises with the prior written approval of Lessor and to which Lessor did not indicate in writing, at the time of its providing such prior written approval for the construction thereof, that Lessee would be under an obligation to remove the same at the expiration or earlier termination of this Lease.  Any improvements remaining in the Leased Premises following the expiration or earlier termination of the Term shall immediately and automatically become the property of the Lessor without the necessity of any further notice or action on the part of Lessor or Lessee and without any reimbursement or compensation therefor by Lessor to Lessee.  Any of Lessee’s improvements or alterations made to the Leased Premises either without the Lessor’s prior written consent or with such prior written consent, which Lessor indicated must be removed upon the expiration or earlier termination of this Lease, shall be removed by Lessee upon the expiration or earlier termination of this Lease and the Leased Premises shall be restored by Lessee to substantially the same condition as existed as of the Lease Commencement Date, ordinary wear and tear, damage by casualty and condemnation excepted, all at Lessee’s sole cost and expense.

17.                               IMPROVEMENTS TO LEASED PREMISES; ALTERATIONS; MECHANICS LIENS.

17.1.                        Lessor is under no obligation to make any structural or other alterations, decorations, additions or improvements in or to the Leased Premises or the Real Property except as set forth in this Section 17 (the “Lessor’s Work”). Lessor’s Work shall be completed by Lessor at Lessor’s sole cost and expense except as otherwise expressly provided in Section 17.2 below.

17.2.                        Lessor shall construct Lessor’s Work in accordance with the Outline   Plans and Specifications set forth in Exhibit “C” attached to this Lease and incorporated herein by reference, including fencing of the site, and otherwise in accordance with all Applicable Laws

(“Allowance Work”).  To Lessor’s knowledge, as of the date hereof, the Building was constructed in accordance with all Applicable Laws and no structural defects in the Building exist.  Lessor warrants Lessor’s Work against defective workmanship and materials for a period of one (1) year after the Lessor’s Work is Substantially Complete, provided that Lessee notify Lessor of any patent defects in Lessor’s Work within thirty (30) days after the Lease Commencement Date, and provided further that Lessee notify Lessor of any latent defects in Lessor’s Work within one (1) year after the Lessor’s Work is Substantially Complete.

17.3.                        Lessor’s Work shall be performed and completed in accordance with plans and specifications reasonably approved by Tenant and otherwise in accordance with all Applicable Laws.  Lessor’s Work shall be deemed “Substantially Complete” upon (i) the completion of Lessor’s Work in accordance with the approved plans and specifications, subject to minor punch list items which do not materially impair the operation of Tenant’s business in the Leased Premises and (ii) issuance of a temporary certificate of occupancy or other equivalent instrument giving Tenant the lawful right to occupy and operate its business from the Leased Premises.

17.4.                        The Lessee shall not make any alterations or improvements in or to the Leased Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, Lessee may make interior, non-structural and non-mechanical alterations to the Leased Premises which do not affect the exterior, structure or foundation of the Leased Premises nor any mechanical or utility systems of the Building without Lessor’s consent.  Lessee shall provide Lessor with at least thirty (30) days prior written notice of any alterations or improvements prior to the commencement thereof.  The Lessee shall construct, or cause to be constructed, Lessee’s improvements in a good and workmanlike manner and in accordance with all Applicable Laws. All such alterations and improvements made with Lessor’s prior written consent as hereinabove set forth shall become the property of Lessor upon the termination of this Lease unless otherwise provided in Lessor’s consent therefor; provided, however, that, notwithstanding the foregoing, Lessor shall not have title to, and Lessee shall have the right to remove, trade fixtures, moveable equipment and furniture provided Lessee causes the same to be removed without damage to the Leased Premises or causes any damage to be repaired at Lessee’s sole cost and expense.

17.5.                        Lessee shall not suffer or give cause for the filing of any mortgage lien, mechanic’s lien or other lien or security interest (“Lien”) against the Leased Premises or the Real Property.  In the event any Lien is filed for work claimed to have been done for (other than Lessor’s Work), or material claimed to have been furnished to the Lessee or otherwise on account of the act or omission of Lessee or its agents, employees or contractors, Lessee shall cause such Lien to be discharged of record within forty (40) days after filing or, alternatively, Lessee shall furnish to Lessor (or any other entity designated by Lessor) within such forty (40) day period a bond or other assurances reasonably acceptable to Lessor that such claimed indebtedness as finally determined will be paid by Lessee.  Lessee shall indemnify and save harmless Lessor from all costs, losses, expenses and attorneys’ fees in connection with any such Lien.

17.6.                        Lessee hereby agrees that it will not place or suffer to be placed or maintained on any exterior door, exterior wall or window of the Leased Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or exterior door of the Leased Premises without Lessor’s prior written approval. Further, except as provided below, Lessee will not erect or install any free standing permanent signage without first obtaining Lessor’s prior written approval.  Lessee shall maintain any sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved by Lessor in good order, appearance, condition and repair at all times.  Lessee acknowledges that Lessor, at its option, may regulate the lettering size, style and color of all signs (including, without limitation, any identification sign of Lessee to be located on any monument sign located at the front of the Building, if any) so that all signs within the Leased Premises and the Building and on the Real Property are of a coordinated and complementary size, color, style of lettering and material.  Lessee shall be permitted to install an exterior building sign as set forth in its plans and approved by Lessor in accordance with the provisions of this Lease, provided that: (i) all signs shall be in accordance with all Applicable Laws; (ii) Lessee shall obtain all zoning or sign permits required to install the signage and promptly provide Lessor with a copy of all such required permits and approvals; (iii) such signage shall not be the exclusive signage for the Building; (iv) upon conclusion of the Term, Lessee shall remove the signage, repair any damage caused by such removal and restore the area of installation to substantially the condition existing at the commencement of the Term, ordinary wear and tear, damage by casualty and condemnation excepted.

17.7.                        Lessor and Lessee shall cooperate and use good faith efforts to enable the timely performance and Substantial Completion of Lessor’s Work.  If Lessor fails to deliver possession of the Leased Premises with Lessor’s Work Substantially Completed within ninety (90) days after final approval by Lessor and Lessee of plans and specifications for all tenant finish improvements in the Leased Premises, then, subject to Section 17.7.3 below, Lessee shall be entitled to receive as liquidated damages from Lessor an amount equal to one (1) day of Base Rent for each day that elapses after the last day of such 90-day period until the earlier to occur of the date possession of the Leased Premises is delivered to Lessee with Lessor’s Work Substantially Completed or the one hundred twentieth (120th) day after final approval by Lessor and Lessee of plans and specifications for all tenant finish improvements in the Leased Premises. If Lessor fails to deliver possession of the Leased Premises with Lessor’s Work Substantially Completed within one hundred twenty (120) days after final approval by Lessor and Lessee of plans and specifications for all tenant finish improvements in the Leased Premises, then, subject to Section 17.7.3 below, and in lieu of the per diem rental amount provided above, Lessee shall be entitled to receive as liquidated damages from Lessor an amount equal to two (2) days of Base Rent for each day that elapses after the last day of such 120-day period until possession of the Leased Premises is delivered to Lessee with Lessor’s Work substantially completed.  As security for the payment of any broker’s commission becoming due and payable by Lessor under Section 30 below and for the payment of any per diem rental amounts becoming payable by Lessor as liquidated damages as set forth above, Lessor shall deposit the sum of two hundred ninety-six thousand six hundred fifty dollars ($296,650.00) into escrow within thirty (30) days after the effective date of this Lease (the “Escrow Money”).  The Escrow Money shall be invested, held and disbursed in accordance with the Escrow Agreement attached hereto as Exhibit E and incorporated herein by reference.

Upon the earlier to occur of termination of the Lease pursuant to Section 17.7.2 or the occurrence of the Lease Commencement Date, Lessor and Lessee shall determine the amount, if any of the per diem rental amounts payable as liquidated damages pursuant to the first paragraph of this Section 17.7 (such amount referred to herein as the “Liquidated Damages”).  The Liquidated Damages shall be paid from the Escrow Money, provided however, (a) in the event the Lease is terminated, Lessor shall pay to Lessee within thirty (30) days after the date of termination of the Lease, any amount of the Liquidated Damages which is not paid out of the Escrow Money, and (b) in the event the Lease Commencement Date occurs, Lessee shall be entitled to apply the Liquidated Damages against the Base Rent becoming due and payable under this Lease.

17.7.1.               Lessor and Lessee acknowledge that damages incurred for late delivery of the Leased Premises are difficult or impossible to ascertain and the per diem rental amounts set forth above are reasonable estimates of such damages.  Accordingly, such per diem rental amounts shall be Lessee’s sole and exclusive remedy for any delay or failure by Lessor to Substantially Complete the Leased Premises or deliver possession of the Leased Premises to Lessee, other than Lessee’s right to terminate the Lease in accordance with Section 17.7.2 below.

17.7.2.               If Lessor fails to deliver possession of the Leased Premises with Lessor’s Work Substantially Completed on or prior to November 1, 2009 (the “Completion Deadline”), then subject to Section 17.7.3 below, either Lessor or Lessee shall have the right but not the obligation to terminate the Lease upon written notice to the other party delivered prior to Substantial Completion of the Leased Premises by Lessor.  Such failure to deliver by the Completion Deadline is hereinafter referred to as a “Construction Delay Event”.  If the Lease is terminated due to a Construction Delay Event, Lessor shall refund to Lessee the security deposit, return the letter of credit to Lessee and pay any Liquidated Damages to Lessee, but Lessor shall not otherwise be responsible for any costs or expenses paid or incurred by Lessee in connection with the Lessor’s Work or this Lease.  If this Lease is not terminated as provided herein, then Lessor shall remain obligated to perform and complete the Lessor’s Work.

17.7.3.               The time periods set forth in this Section 17.7 shall be extended one day for each day, if any, that a delay in Substantial Completion is directly due to (i) force majeure, (ii) the Lessee’s negligence or willful misconduct, act or failure to act or to timely respond to change orders, or (iii) Lessee’s change orders.

18.                                 LIABILITY.  Lessor shall not be liable for any injury to any person while on the Leased Premises or the Real Property or for damage to property while located on the Leased Premises or the Real Property, whether owned by Lessor, Lessee or third parties, whether caused by or resulting from any act, omission, or negligence of Lessor or any of its respective agents, servants or employees, or by fire, or by any other casualty or condition existing on or resulting to the Leased Premises or the Real Property during the Term (except for acts caused by the willful misconduct or gross negligence of Lessor or Lessor’s agents, employees or contractors), and Lessee shall maintain all of the insurance policies and coverages referred to in Section 8 of this Lease to insure Lessor against any loss or liability on account of any such claim.  Lessor shall not be liable for any damage to any property at any time located within or about the Leased Premises or the Real Property including, but not limited to, property of Lessee, by whatsoever cause (except for acts caused by the willful misconduct or by the gross negligence of Lessor or Lessor’s agents, employees or contractors), nor shall Lessor be liable in any claim for damages by reason of inconvenience or interruption to the business of Lessee, irrespective of the cause therefor (except for acts caused by the willful misconduct or gross negligence of Lessor or Lessor’s agents, employees or contractors).

19.                                 ASSIGNMENT AND SUBLEASE.  Lessee shall not, at any time, sublease the Leased Premises nor assign this Lease or any interest of Lessee in the Leased Premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event of any assignment or subletting with the Lessor’s prior written consent, the Lessee and all guarantors, if any, of this Lease shall continue to remain liable to Lessor for all sums due hereunder and for the performance of all covenants and duties of Lessee.  In addition, in order for Lessee to request the Lessor’s approval to any assignment or subletting of the Leased Premises, Lessee must provide evidence to the reasonable satisfaction of Lessor and Lessor’s insurance carrier, that the business of such assignee or subtenant poses no greater fire or casualty risk, or potential for environmental contamination to the Leased Premises than did the business of Lessee.  Anything contained in this Lease to the contrary notwithstanding, any approval or consent of Lessor with respect to any requested assignment or subletting of the Leased Premises by Lessee shall not be deemed to be the approval or consent of Lessor with respect to any other or future assignment or subletting of Lessee with respect to the Leased Premises.  Notwithstanding the foregoing, Lessee may without the consent of Lessor and provided that Lessee remains liable for the performance of the terms of this Lease, assign this Lease in its entirety, or sublet the Leased Premises, with respect to all or part of the Leased Premises: (i) to an entity resulting from a merger or consolidation with Lessee; or (ii) to any parent, affiliate or subsidiary of Lessee; or (iii) to any entity which controls, is controlled by or is under common control with Lessee.

20.                                 INSPECTION OF LEASED PREMISES.  Lessor may enter the Leased Premises at any time during the Term, upon reasonable advance notice to Lessee and during reasonable hours, for the purposes of (a) ascertaining whether the Leased Premises are kept in good order and repair; except, however, in an emergency situation, in which event, Lessor shall have the right to enter in and upon the Leased Premises absolutely and without notice, (b) making repairs or improvements to the Building, and (c) showing the Leased Premises and/or the Building for the Lessor’s marketing purposes to other prospective tenants, purchasers, lenders or other parties with whom Lessor conducts, or is interested in conducting business; provided, however, that Lessor shall only have the right to enter upon the Leased Premises during the last nine (9) months of the Term with respect to showing the Leased Premises to prospective tenants. Lessor shall not unreasonably disturb Tenant’s use and enjoyment of the Leased Premises during any inspection pursuant to this Section 20, except in the case of emergency when Lessor shall nonetheless use commercially reasonable efforts to minimize interference with Lessee’s operation.

21.                               DEFAULT.

21.1.                        If Lessee (a) does not pay in full any installment of Rent or other charge or payment herein agreed to be paid by Lessee when due to Lessor, which failure remains uncured for a period of ten (10) days following written notice to Lessee, or (b) violates or fails to perform or otherwise breaches any other covenant or agreement herein contained, which violation, failure or breach remains uncured for a period of thirty (30) days after written notice has been given by

Lessor to Lessee; provided, however, that if the nature of Lessee’s non-monetary obligation is such that more than thirty (30) calendar days are required for its performance, Lessee shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursue the same to completion within an additional thirty (30) days or (c) makes an assignment for the benefit of creditors, or if a petition is filed by (and granted) or filed against Lessee for the appointment of a receiver, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty (60) days, or a bill in equity or other proceeding for the appointment of a receiver of Lessee is filed and granted, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty (60) days or if proceedings for reorganization or composition of creditors under any state or federal law is instituted by or against Lessee, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty (60) days, THEN, and in any of said events, there shall be deemed to be by virtue thereof, a breach of this Lease which shall constitute an “Event of Default” and Lessor may, in addition to any other right or remedy available hereunder, at law or in equity:

21.1.1.               immediately cancel this Lease by written notice to Lessee.  Upon the date specified in the aforesaid notice of termination, this Lease and the Term hereof shall terminate and come to an end as fully and completely as if such date were the day herein definitely fixed for the end and expiration of this Lease and such Term, and Lessee shall then quit and surrender the Leased Premises and Parking Area to Lessor, but notwithstanding any statute, rule of law, or decision of any court to the contrary, Lessee shall remain liable as set forth hereinafter.

21.1.2.               terminate all services (including, but not limited to, the furnishing of utilities) and/or re-enter the Leased Premises, by summary proceeding or otherwise dispossess Lessee and the legal representative of Lessee or other occupant of the Leased Premises, and remove their effects and repossess and enjoy the Leased Premises, together with all alterations, additions and improvements, all without being liable to prosecution or damages therefor.

21.1.3.               perform Lessee’s obligations which are in default or take such action as Lessor determines is appropriate to mitigate the effects of Lessee’s default, all at Lessee’s sole cost and expense.

21.1.4.               upon any re-entry, termination and/or dispossession by summary proceedings or otherwise, relet the Leased Premises or any part or parts thereof, either in the name of Lessor or otherwise, for a term which may at Lessor’s option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease, and may grant concessions or free rent and may make such alterations, repairs, replacements and/or decorations in the Leased Premises as Lessor in Lessor’s sole judgment considers advisable and necessary for the purpose of reletting the Leased Premises, all at Lessee’s sole cost and expense.

21.1.5.               recover against Lessee the Rent reserved herein for the balance of the originally stated Term, together with reasonable costs and attorneys’ fees, either monthly as stated herein or at Lessor’s option, all such Rent shall be and become immediately due and payable.

21.2.                        Lessor shall be in default in the performance of any obligation required to be performed by Lessor under this Lease if Lessor has failed to perform such obligation within thirty (30) days after the receipt of notice from Lessee specifying in detail Lessor’s failure to perform; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) calendar days are required for its performance, Lessor shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursue the same to completion.  Upon any such default by Lessor, Lessee may exercise any of its rights provided at law or in equity.

22.                               REPRESENTATIONS AND WARRANTIES.

22.1.                      Lessee’s Representations and Warranties.  Lessee hereby represents and warrants to the Lessor as follows:

(a)                                  Lessee is a corporation duly organized and validly operating under the laws of the State of Delaware;

(b)                                 Lessee has the full legal authority and power to enter into, and to perform its obligations under, this Agreement;

(c)                                  this Agreement is, and shall be, legally binding upon, and enforceable against, Lessee in accordance with its terms.

22.2.                      Lessor’s Representations and Warranties.  Lessor hereby represents and warrants to the Lessee as follows:

(a)                                  Lessor is a limited liability company operating under the laws of the State of Indiana;

(b)                                 Lessor has the full legal authority and power to enter into, and to perform its obligations under, this Agreement; and

(c)                                  this Agreement is, and shall be, legally binding upon, and enforceable against, Lessor in accordance with its terms.

23.                                 CONDEMNATION.  In the event that all or any portion of the Leased Premises, Trailer Parking Area or reasonable means of automobile parking, ingress or egress to the Leased Premises or Trailer Parking Area which is material to Lessee’s use and enjoyment of the Leased Premises, as reasonably determined, is taken by any condemnation or eminent domain proceedings, then either Lessee or Lessor shall have the right to terminate this Lease as set forth below.  Lessor shall promptly notify Lessee of any written notice Lessor receives from a governmental or quasi-governmental authority threatening any condemnation or eminent domain proceedings, and either party may elect to terminate this Lease by delivering written notice of such election to the other party on or before one hundred and twenty (120) days prior to the proposed effective date of the taking, and, in such event, all obligations of Lessee and Lessor hereunder with respect to the period of time subsequent to such taking, shall, thereafter, terminate and this Lease shall be null and void and of no further force and effect, and all amounts due hereunder shall be prorated as of such date of termination.  If all or any portion of the Leased

Premises, Trailer Parking Area or reasonable means of automobile parking, ingress or egress to the Leased Premises or Trailer Parking Area is taken by the exercise of the right of condemnation or eminent domain proceedings, and either (a) Lessee does not determine that such taking is material to its use and enjoyment of the Leased Premises, or (b) neither party elects to terminate the Lease in accordance with the foregoing, this Lease shall continue with respect to the remaining portion of the Leased Premises, and the Minimum Rent herein specified to be paid by Lessee shall be equitably reduced according to the area of the Leased Premises which is taken or degree of impairment of the use of the Leased Premises resulting from such taking (but taking into account any award to Lessee for such impairment of use).  Lessor and Lessee shall separately be entitled to assert and receive any damages due to either of them from the condemning governmental unit or other corporation or entity exercising any such right of condemnation or eminent domain.  If this Lease does not terminate in full pursuant to the foregoing in the event of any taking, Lessor shall, at its sole cost and expense, restore the remaining portion of the Real Property, Building, Leased Premises, and/or Parking Areas to a complete architectural unit with all commercially reasonable diligence and speed.

24.                                 CUMULATIVE REMEDIES.  All of the remedies hereinbefore given to Lessor and Lessee and all rights and remedies given to them by law or equity shall be cumulative and concurrent.  The exercise by either Lessor or Lessee of any particular right shall not be a waiver by either party of any other right herein granted to Lessor and/or Lessee.  If Lessor, at any time or times, shall accept the Rent or the payment of other charges due from Lessee hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasion or constitute or be construed as a waiver of any of Lessor’s rights.

25.                                 BINDING UPON SUCCESSORS AND ASSIGNS.  All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to, and be binding upon, their respective heirs, personal representatives, successors and permitted assigns.  Lessor may assign its interest in the Lease without the consent of Lessee.  In the event of any assignment of this Lease by Lessor (except a collateral assignment for security), the Lessor named herein (or the assignor, in the case of a subsequent assignment) shall, after the date of such assignment, be released from all liability for performance of any covenant, agreement or condition on the part of the Lessor which is thereafter to be performed hereunder provided the transferor delivers or credits to the transferee any funds the transferor then holds in which Lessee has an interest (such as any security deposit and letters of credit required hereunder).  The assignee shall be deemed to have assumed (subject to the limitations of this paragraph) all of the covenants, agreements and conditions herein to be observed by Lessor with the result that such covenants, agreements and conditions shall bind Lessor, its successors and assigns, only during and in respect of their respective successive periods of ownership.

26.                                 MORTGAGES.  This Lease is and shall be subject and subordinate to all mortgages which now or hereafter affect this Lease, the Leased Premises or the Real Property, and to all renewals, modifications, consolidations, replacements and extensions thereof.  As confirmation of such subordination Lessee shall execute promptly any reasonable certificate that Lessor, or its mortgagee(s), may request pursuant thereto.  In consideration of such subordination and as a condition thereof, Lessor shall provide the Lessee with a Subordination, Non Disturbance and Attornment Agreement (“SNDA”) from each of its lenders holding mortgages with respect to the Real Property to which this lease is subordinated in the Lender’s customary form similar to the form attached hereto as Exhibit “D”, incorporated herein by reference.

27.                                 SEVERABLE.  The terms, covenants and provisions of this Lease are severable and divisible and, if any of the said terms, covenants and provisions shall be invalidated by law or for any other reason, the force and effect of the other terms, covenants and provisions shall be deemed to be unaffected and be legally enforceable as though the provisions invalidated had not been herein set forth.

28.                                 NOTICE.  Any notice required to be given hereunder shall be given to parties hereto as follows or at such other addresses as the parties hereto, or either of them, may from time to time designate, by notification to the other in writing by registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight courier (e.g., Federal Express) or by facsimile (provided that concurrent with facsimile notice, written notice is also delivered by mail or courier):

If to Lessor:	I-65 Corridor 1, LLC
c/o Verus Partners
9525 West Bryn Mawr Avenue, Suite 950
Rosemont, Illinois 60018
Facsimile No: (847) 671-0740

With a copy to:	Robinson Wolenty & Young, LLP
Attn: Elizabeth T. Young, Esq.
8888 Keystone Crossing, Suite 710
Indianapolis, IN 46240
Facsimile No: (317) 587-7829

If to Lessee:	Accuride Corporation
7140 Office Circle
PO Box 15600
Evansville, Indiana 47715
Attention: Bryan Neighbors
Facsimile (812) 962-5400

With a copy to:	Accuride Corporation
7140 Office Circle
PO Box 15600
Evansville, Indiana 47715
Attention: General Counsel

With a copy to:	Mohr Partners, Inc.
14643 Dallas Parkway, Suite 1000
Dallas, Texas 75254
Attention: Keith Reeves

All notice shall be deemed given upon receipt or refusal by the intended party.

29.                                 NO RECORDING.  This Lease shall not be recorded in any public office for the recording of documents.  Both Lessor and Lessee agree that this Lease is binding upon each of them and is enforceable with respect to all of the Leased Premises without such recording.

30.                                 BROKER.  The Lessor agrees to be responsible for and to pay a realtor’s or broker’s commission due to CB Richard Ellis (“Broker”) as a result of the Lease in accordance with a separate written agreement between Lessor and such realtor or broker.  Such commission shall not exceed 5% of the rent payable to Lessor over the initial Lease Term.  Except for Broker, Lessor and Lessee represent and warrant to each other that neither has dealt with any realtor, broker or finder in connection with this Lease and except for any commission which may be due to Broker under such separate agreement, no other commission or finder’s fee is payable in connection with this Lease.  Lessor shall have no liability to under this Lease to compensate any broker in connection with the execution of this Lease other than the commission payable to Broker under such separate agreement.  Each party hereby agrees to indemnify, defend and hold the other harmless from and against any liability, obligation, cost, fee or expenses arising as a result of any claim by or through such party by any realtor, broker or finder in connection with this Lease.

31.                                 FORCE MAJEURE.  Whenever a period of time is prescribed in this Lease for the performance of construction by either Lessee or Lessor, including, without limitation, any action regarding the substantial completion of the construction of Lessor’s Work, such time period shall be extended by the number of days of delay caused by any force majeure events, which term shall include, without limitation, delays caused by strikes, riots, acts of God, war, governmental approvals, laws or regulations, unavailability of labor or materials or other cause beyond the reasonable control of the performing party.

32.                                 ESTOPPEL CERTIFICATES.  Lessee shall at any time, within ten (10) business days of Lessor’s written request, execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications), and the dates to which the Minimum Rent, Additional Rent and other charges have been paid in advance, if any, and any other information respecting this Lease or the Leased Premises reasonably requested, it being intended that any such statement may be relied upon by any prospective purchaser or mortgagee of the Building or Real Property.

33.                                 LIMITED LIABILITY.   Notwithstanding any provision to the contrary contained herein, Lessee shall look solely to the estate of Lessor in and to the Real Property and the Building only (the “Specified Assets”) in the event of any claim against Lessor arising out of or in connection with this Lease, the relationship of Lessor and Lessee or Lessee’s use of the Leased Premises (collectively, “Lessee’s Claims”), and Lessee agrees that the liability of Lessor arising out of or in connection therewith shall be limited to the Specified Assets.  No properties or assets of Lessor, other than the Specified Assets, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Lessee arising out of or in connection with the Lessee’s Claims.

34.                                 NO PARTNERSHIP.  Lessor does not, in any way or for any purpose, become a partner of Lessee in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Lessee.

35.                                 APPLICABLE LAW.  This Lease shall be construed and interpreted under the laws of the State of Indiana.

36.                                 COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

37.                                 ANTI-TERRORISM.  Lessee represents and warrants to Lessor as follows:

(1) To Lessee’s knowledge, neither Lessee, its affiliates nor any of their respective agents (collectively, the “Lessee Parties”) is in violation of any law relating to terrorism or money laundering, including, but not limited to, Executive Order No. 13224 on Terrorist Financing, the U.S Bank Secrecy Act, as amended by the Patriot Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act and all regulations promulgated thereunder, all as amended from time to time (collectively, “Anti-Terrorism Law”).

(2) No action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or threatened against any of the Lessee Parties alleging any violation of any Anti-Terrorism Law.

(3) None of the Lessee Parties has, after due inquiry, knowledge of any fact, event, circumstance, situation or condition which could reasonably be expected to result in any action, proceeding, investigation, charge, claim, report, notice or penalty being filed, commenced, threatened or imposed against any of them relating to any violation of or failure to comply with any Anti-Terrorism Law.

(4) None of the Lessee Parties is a “Prohibited Person”. A Prohibited Person means any of the following:

(a) A person or entity that is “specially designated” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control or which is owned, controlled by or acting for or on behalf of any such person or entity;

(b) A person or entity with whom Lessor is prohibited from dealing by any Anti-Terrorism Law;

(c) A person or entity that commits, threatens, or conspires to commit or supports “terrorism”, as defined in any Anti-Terrorism Law.

(5) None of the Lessee Parties:

(a) Conducts any business or transactions or makes or receives any contribution of funds, goods, or services in violation of any Anti-Terrorism Law;

(b) Engages in or conspires to engage in any transaction that evades or avoids, has the purpose of evading or avoiding or attempts to violate any of the prohibitions of any Anti-Terrorism Law.

(b)  Anti-Terrorism Covenants. Lessee covenants that it shall not:

(1) Conduct any business or transaction or make or receive any contribution of funds, goods, or services in violation of any Anti-Terrorism Law;

(2) Engage in or conspire to engage in any transaction that evades or avoids, has the purpose of evading or avoiding or attempts to violate any of the prohibitions of any Anti-Terrorism Law.

(3) Lessee agrees promptly to deliver to Lessor (but in any event within ten [10] days of Lessor’s written request) any certification or other evidence requested from time to time by Lessor, in its reasonable discretion, confirming Lessee’s compliance with the foregoing.

38.                                 LESSEE’S INSPECTION AND AUDIT RIGHTS.  Lessor shall keep reasonably detailed records with respect to expenses allocated in whole or in part to Lessee pursuant to Sections 4, 5 and 12 of this Lease (collectively, the “Property Expenses”) for at least one (1) year following the expiration of the calendar year on which such records are kept.  If Lessee desires to audit Lessor’s determination of the actual amount of Lessee’s share of Property Expenses for any calendar year, Lessee must deliver to Lessor written notice of Lessee’s election to audit within one hundred eighty (180) days after Lessor’s delivery of the reconciliation statement for such year, which notice will identify with reasonable specificity those items which are in dispute.  If such notice is timely delivered, Lessee may, at Lessee’s sole cost and expense, cause its accountants or other authorized representatives to audit Lessor’s records relating to such amounts on a non-contingent basis.  Such audit will take place during regular business hours at a time and place reasonably acceptable to Lessor (which may be the location where Lessor or its property manager maintains the applicable records).  If the audit report shows that the amount Lessor charged Lessee for Lessee’s share of Property Expenses was greater than the amount this Lease obligates Lessee to pay, unless Lessor reasonably contests the audit, Lessor will refund the excess amount to Lessee, within 30 days after Lessor receives a copy of the audit report.  If the audit report shows that the amount Lessor charged Lessee for Lessee’s share of Property Expenses was less than the amount this Lease obligates Lessee to pay, Lessee will pay to Lessor, as Additional Rent, the difference between the amount Lessee paid and the amount determined in the audit.  Pending resolution of any audit under this section, Lessee will continue to pay to Lessor all estimated amounts of Property Expenses.  Lessee must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Lessee’s own account or as Lessee is required to disclose by Applicable Law.   If any such audit discloses that Lessee has overpaid Lessee’s share of Excess Property Expenses by more than five percent (5%), Lessor shall pay to Lessee the reasonable costs of the audit actually incurred by Lessee.  The rights and obligations set forth in this Section 38 shall survive the expiration or earlier termination of this Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Lease to be duly executed as of the day and year first above written.

LESSOR: I-65 CORRIDOR 1, LLC

		By:	VERUS/METLIFE MASTER COMPANY, LLC,
a Delaware limited liability company, sole member

By: VERUS ASSET COMPANY, LLC, a Delaware
limited liability company, its managing member

				By:	/s/ Timothy J. McEnery
Name: Timothy J. McEnery
Title: Authorized Representative

LESSEE: ACCURIDE CORPORATION

Attest:	/s/ Bryan Neighbors		By:	/s/ William Lasky
Name: William Lasky
Title: President

EXHIBIT “A”

(Real Property)

Lot Number 1 in Perry Industrial Park III, Section I, as per plat thereof recorded May 31, 2005 in Plat Book 15, page 70 as Instrument No. 05-05887 in the Office of the Recorder of Boone County, Indiana.

EXHIBIT “B”

(Leased Premises)

Site Plan

EXHIBIT “C”

Lessor’s Work

EXHIBIT “D”

SNDA

EXHIBIT “E”

Escrow Agreement